 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2012 (May 11, 2012)

MGT Capital Investments, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue – Suite 204

Harrison, NY 10528

 (Address of principal executive offices, including zip code)

914-630-7431

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective May 11, 2012, MGT Capital Investments, Inc. (the “Company”) entered into a Contribution and Sale Agreement (the “Sale Agreement” attached as Exhibit 10.1 and incorporated by this reference) with J&S Gaming, Inc. (“J&S”), and MGT Gaming, Inc. (“MGT Gaming” and together with the Company and J&S, the “Parties”). Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, the parties have agreed i) J&S shall sell certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); ii) the Company will simultaneously purchase from J&S 550 MGT Gaming Shares in exchange for $200,000 cash and warrants to purchase 350,000 shares of the Company’s common stock; iii) the Company and J&S agree to grant rights of first refusal, “tag-along” and “drag-along” rights to one another with respect to the MGT Gaming Shares; and iv) Steven Brandstetter, the President of J&S, shall provide consulting services to MGT Gaming in exchange for a fee of $5,000 per month. Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and warrants to purchase 250,000 shares of the Company’s common stock.

Prior to the entry into the purchase agreement, there was no material relationship between the Parties.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Contribution and Sale Agreement, dated as of May 9, 2012, by and among J&S Gaming, Inc., MGT Capital Investments, Inc. and MGT Gaming, Inc.

10.2	Common Stock Warrant dated May 9, 2012

10.3	Form of Common Stock Warrant

10.4	Stockholder Agreement dated May 9, 2012, by and among J&S Gaming, Inc., MGT Gaming, Inc. and MGT Capital Investment, Inc.

10.5	Patent Assignment, dated as of May 9, 2012 by and between J&S Gaming, Inc. and MGT Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert B. Ladd
Name: Robert B. Ladd Title: President and Chief Executive Officer